News Release

Newell Brands Announces Second Quarter 2021 Results
Net Sales Growth 28.3%; Core Sales Growth 25.4%
Reports Significant Operating Profit and Operating Margin Improvement
Diluted EPS $0.46; Normalized Diluted EPS $0.56
Updates 2021 Full Year Outlook

ATLANTA, GA – July 30, 2021 – Newell Brands (NASDAQ: NWL) today announced its second quarter 2021 financial results.

"We delivered outstanding top and bottom line results during the second quarter and first half of 2021, both relative to the year-ago period as well as 2019, as the power of our strategic vision and turnaround has been brought to life through strong and agile execution in a dynamic environment. Top line growth of 28 percent was broad based, with strong growth across every business unit and geographic region. Normalized operating profit and earnings per share also increased at a strong double-digit rate,” said Ravi Saligram, Newell Brands President and CEO. “We remain laser focused on driving operational excellence throughout the organization and our teams have rallied to address short-term challenges surrounding extraordinary inflationary and supply chain pressures. We are pleased with the significant progress we have achieved on our strategic and financial agenda and we believe there is significant opportunity ahead of us for further value creation."

Chris Peterson, Chief Financial Officer and President, Business Operations, said, “Second quarter results exceeded our expectations across key financial metrics, including top line, operating margin, cash conversion cycle, and leverage ratio. We are updating our full year 2021 outlook to account for stronger than expected demand, higher productivity savings, as well as an unprecedented escalation in inflation. We now expect core sales to increase 7 to 10 percent in 2021, while our normalized earnings per share outlook remains unchanged at $1.63 to $1.73."

Second Quarter 2021 Executive Summary
–Net sales were $2.7 billion, a 28.3 percent increase compared with the prior year period, during which the company experienced a significant business disruption from the COVID-19 pandemic.
–Core sales grew 25.4 percent compared with the prior year period. Every business unit and major region increased core sales compared with the prior year period.
–Reported operating margin was 11.3 percent compared with 7.7 percent in the prior year period. Normalized operating margin was 12.6 percent compared with 10.2 percent in the prior year period.
–Reported diluted earnings per share were $0.46 compared with $0.18 per share in the prior year period.
–Normalized diluted earnings per share were $0.56 compared with $0.30 per share in the prior year period.
–The company's leverage ratio improved to 3.1x at the end of the second quarter from 4.6x in the prior year period and 3.5x at the end of 2020.
6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

News Release

–The company raised its 2021 full year net sales outlook to $10.1 billion to $10.35 billion from its previous range of $9.9 billion to $10.1 billion. The company reiterated its 2021 full year outlook for normalized earnings per share of $1.63 to $1.73.

Second Quarter 2021 Operating Results

Net sales were $2.7 billion, a 28.3 percent increase compared to the prior year period, as core sales growth of 25.4 percent and favorable foreign exchange were slightly offset by the impact of business and retail store exits. Net sales were 9.2 percent above the second quarter 2019 level.

Reported gross margin was 32.6 percent compared with 31.5 percent in the prior year period, as the benefit from fixed cost leverage, FUEL productivity savings, business mix and pricing more than offset the significant headwind from inflation, particularly related to resin, sourced finished goods, transportation and labor. Normalized gross margin was 32.7 percent compared with 31.6 percent in the prior year period.

Reported operating income was $305 million compared with reported operating income of $163 million in the prior year period. Reported operating margin was 11.3 percent compared with 7.7 percent in the prior year period. Normalized operating income was $341 million, or 12.6 percent of sales, compared with $215 million, or 10.2 percent of sales, in the prior year period.

Interest expense was $65 million compared with $71 million in the prior year period.

The company reported a tax provision of $46 million compared with a tax provision of $15 million in the prior year period, as both periods reflect discrete tax benefits. Normalized tax expense was $43 million compared with $16 million in the prior year period.
The company reported net income of $197 million, or $0.46 diluted earnings per share, compared with net income of $78 million, or $0.18 diluted earnings per share, in the prior year period.

Normalized net income was $239 million, or $0.56 normalized diluted earnings per share, compared with $127 million, or $0.30 normalized diluted earnings per share, in the prior year period.

An explanation of non-GAAP measures and a reconciliation of these non-GAAP results to comparable GAAP measures are included in the tables attached to this release.

Balance Sheet and Cash Flow

Year to date, operating cash flow was $76 million compared with $132 million in the prior year period, reflecting a working capital increase to support strong net sales growth, which more than offset the year-over-year improvement in operating income and cash conversion cycle.

At the end of the second quarter, Newell Brands had cash and cash equivalents of $637 million and net debt outstanding of $4.9 billion. The company maintained a strong liquidity position, with over $2 billion in available short-term liquidity, including cash on hand. Newell Brands exited the second quarter with a leverage ratio of 3.1x compared to 4.6x in the prior year period and 3.5x at the end of 2020.

Leverage ratio is defined as the ratio of net debt to normalized EBITDA from continuing operations. An explanation of how the leverage ratio is calculated and a related reconciliation, as well as a reconciliation of reported results to normalized results, are included in the tables attached to this release.

6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

News Release

Second Quarter 2021 Operating Segment Results

Note: Year-ago results reflect significant disruption from the COVID-19 pandemic across each operating segment.

The Commercial Solutions segment generated net sales of $493 million compared with $413 million in the prior year period, driven by core sales growth of 16.6 percent and the impact of favorable foreign exchange; net sales exceeded the 2019 level. Core sales increased in both the Commercial and the Connected Home & Security business units. Reported operating income was $43 million, or 8.7 percent of sales, compared with reported operating income of $38 million, or 9.2 percent of sales, in the prior year period. Normalized operating income was $47 million, or 9.5 percent of sales, versus $45 million, or 10.9 percent of sales, in the prior year period.

The Home Appliances segment generated net sales of $394 million compared with $330 million in the prior year period, reflecting core sales growth of 15.3 percent and the impact of favorable foreign exchange; net sales exceeded the 2019 level. Reported operating income was $13 million, or 3.3 percent of sales, compared with reported operating income of $6 million, or 1.8 percent of sales, in the prior year period. Normalized operating income was $19 million, or 4.8 percent of sales, versus $9 million, or 2.7 percent of sales, in the prior year period.

The Home Solutions segment generated net sales of $525 million compared with $384 million in the prior year period, largely reflecting core sales growth of 33.7 percent and the impact of favorable foreign exchange; net sales exceeded the 2019 level. Core sales increased in both Food and Home Fragrance business units. Reported operating income was $53 million, or 10.1 percent of sales, compared with reported operating income of $29 million, or 7.6 percent of sales, in the prior year period. Normalized operating income was $64 million, or 12.2 percent of sales, versus $50 million, or 13.0 percent of sales, in the prior year period.

The Learning & Development segment generated net sales of $844 million compared with $631 million in the prior year period, primarily driven by core sales growth of 31.6 percent and the impact of favorable foreign exchange; net sales were modestly below the 2019 level. Core sales increased in both Writing and Baby business units. Reported operating income was $217 million, or 25.7 percent of sales, compared with reported operating income of $126 million, or 20.0 percent of sales, in the prior year period. Normalized operating income was $219 million, or 25.9 percent of sales, compared with $129 million, or 20.4 percent of sales, in the prior year period.

The Outdoor & Recreation segment generated net sales of $453 million compared with $353 million in the prior year period, reflecting core sales growth of 25.0 percent and the impact of favorable foreign exchange; net sales exceeded the 2019 level. Reported operating income was $48 million, or 10.6 percent of sales, compared with reported operating income of $24 million, or 6.8 percent of sales, in the prior year period. Normalized operating income was $52 million, or 11.5 percent of sales, compared with $33 million, or 9.3 percent of sales, in the prior year period.

Outlook for Full Year and Third Quarter 2021

The company updated its full year outlook for 2021 and initiated its third quarter 2021 guidance as follows:

6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

News Release

	Previous Full Year 2021 Outlook	Updated Full Year 2021 Outlook
Net Sales	$9.9 to $10.1 billion	$10.1 to $10.35 billion
Core Sales	5% to 7% growth	7% to 10% growth
Normalized Operating Margin	11.4% to 11.7%	~11.1%
Normalized EPS	$1.63 to $1.73	$1.63 to $1.73
Operating Cash Flow	~$1.0 billion	~$1.0 billion

Q3 2021 Outlook
Net Sales	$2.7 to $2.78 billion
Core Sales	Flat to 3% growth
Normalized Operating Margin	10.3% to 10.8%
Normalized EPS	$0.46 to $0.50

The company has presented forward-looking statements regarding normalized operating margin and normalized earnings per share. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgement and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. We are unable to present a quantitative reconciliation of forward-looking normalized operating margin or normalized earnings per share to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

Conference Call

Newell Brands’ second quarter 2021 earnings conference call will be held today, July 30, at 11:00 a.m. ET. A link to the webcast is provided under Events & Presentations in the Investors section of the company’s website at www.newellbrands.com. A webcast replay will be made available in the Quarterly Earnings section of the company’s website.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the "SEC") and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
The company uses certain non-GAAP financial measures that are included in this press release and the additional financial information both to explain its results to stockholders and the investment community and in the internal evaluation and management of its businesses. The company’s management believes that these non-GAAP financial measures and the information they provide
6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

News Release

are useful to investors since these measures (a) permit investors to view the company’s performance and liquidity using the same tools that management uses to evaluate the company’s past performance, reportable business segments, prospects for future performance and liquidity, and (b) determine certain elements of management incentive compensation.

The company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, planned and completed divestitures, retail store openings and closings, certain market exits, impact of customer returns related to a product recall in Outdoor and Recreation segment, and changes in foreign exchange from year-over-year comparisons. The effect of changes in foreign exchange on reported sales is calculated by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures), with the difference between the 2020 reported sales and constant currency sales presented as the foreign exchange impact increase or decrease in core sales. The company’s management believes that “normalized” gross margin, “normalized” operating income, “normalized” operating margin, "normalized EBITDA," "normalized EBITDA from continuing operations," “normalized” net income, “normalized” diluted earnings per share, “normalized” interest and “normalized” tax benefits, which exclude restructuring and restructuring-related expenses and one-time and other events such as costs related to the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, divestiture costs, costs related to the acquisition, integration and financing of acquired businesses, amortization of acquisition-related intangible assets, inflationary adjustments, expenses related to certain product recalls and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations and liquidity. On a pro forma basis, "normalized" items give effect to the company's decision not to sell the Commercial, Mapa and Quickie businesses. “Normalized EBITDA from continuing operations” is an ongoing liquidity measure (that excludes non-cash items) and is calculated as pro forma normalized earnings from continuing operations before interest, tax depreciation, amortization and stock-based compensation expense. "Leverage ratio" is a liquidity measure calculated as the ratio of net debt (defined as total debt less cash and cash equivalents) to normalized EBITDA from continuing operations. "Free cash flow productivity” is calculated as the ratio of free cash flow (calculated as net cash provided by operating activities less capital expenditures) to normalized net income, and the company believes that free cash flow productivity is an important indicator of liquidity realized from the company’s core ongoing operations.

The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the company utilizes a “with” and “without” approach to determine normalized income tax benefit or expense. The company will also exclude one-time tax expenses related to a change in tax status of certain entities and the loss of GILTI tax credits as a result of utilizing the 50% IRC Section 163(j) limit resulting from the CARES Act to determine normalized income tax benefit.

While the company believes these non-GAAP financial measures are useful in evaluating the company’s performance and liquidity, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

News Release

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Rubbermaid®, Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Contigo®, First Alert®, Mapa®, Spontex® and Yankee Candle®. Newell Brands is building beloved #1 and #2 brands that brighten homes and lives every day and create moments of joy, build confidence and provide peace of mind.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Investor Contact:	Media Contact:
Sofya Tsinis	Beth Stellato
VP, Investor Relations	VP, Corporate Communications, Events & Philanthropy
+1 (201) 610-6901	+1 (470) 580-1086
sofya.tsinis@newellco.com	beth.stellato@newellco.com

Caution Concerning Forward-Looking Statements

Some of the statements in this press release and its exhibits, particularly those anticipating future financial performance, business prospects, growth, operating strategies, the impact of the COVID-19 pandemic and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, "guidance", "outlook", “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” "beginning to,” “will,” “should,” “would,” "could," “resume,” “are confident that,” "remain optimistic that," or similar statements. We caution that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. Actual results may differ materially from those expressed or implied in the forward-looking statements, including the impairment charges and accounting for income taxes. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:
•our ability to manage the demand, supply and operational challenges with the actual or perceived effects of the COVID-19 pandemic, including as a result of any additional variants of the virus or the efficacy and distribution of vaccines;
•our dependence on the strength of retail, commercial and industrial sectors of the economy in various countries around the world;
•competition with other manufacturers and distributors of consumer products;
•major retailers’ strong bargaining power and consolidation of our customers;
•changes in the prices and availability of labor, transportation, raw materials and sourced products, including significant inflation, and our ability to obtain them in a timely manner;
•our ability to improve productivity, reduce complexity and streamline operations;
•our ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;
•our ability to consistently maintain effective internal control over financial reporting;
•risks related to our substantial indebtedness, potential increases in interest rates or changes in our credit ratings;
•future events that could adversely affect the value of our assets and/or stock price and require additional impairment charges;
•unexpected costs or expenses associated with divestitures;
•our ability to effectively execute our turnaround plan;
6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

News Release

•the impact of governmental investigations, inspections, lawsuits, legislative requests or other actions by third parties;
•the risks inherent to our foreign operations, including currency fluctuations, exchange controls and pricing restrictions;
•a failure or breach of one of our key information technology systems, networks, processes or related controls or those of our service providers;
•the impact of U.S. and foreign regulations on our operations, including the impact of tariffs and environmental remediation costs;
•the potential inability to attract, retain and motivate key employees;
•the resolution of tax contingencies resulting in additional tax liabilities;
•product liability, product recalls or related regulatory actions;
•our ability to protect intellectual property rights;
•significant increases in funding obligations related to our pension plans; and
•other factors listed from time to time in our filings with the SEC, including, but not limited to, our Annual Report on Form 10-K and our other SEC filings.

The consolidated condensed financial statements are prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). Management’s application of U.S. GAAP requires the pervasive use of estimates and assumptions in preparing the unaudited condensed consolidated financial statements. As discussed above, the world is currently experiencing the global COVID-19 pandemic which has required greater use of estimates and assumptions in the preparation of our condensed consolidated financial statements. Although we have made our best estimates based upon current information, the effects of the COVID-19 pandemic on our business may result in future changes to management’s estimates and assumptions, especially if the severity worsens or duration lengthens. Actual results may differ materially from the estimates and assumptions developed by management. If so, the company may be subject to future incremental impairment charges as well as changes to recorded reserves and valuations.

The information contained in this press release and the tables is as of the date indicated. The company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.
6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

NEWELL BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Net sales	$2,709	$2,111	28.3%	$4,997	$3,997	25.0%
Cost of products sold	1,827	1,447		3,384	2,716
Gross profit	882	664	32.8%	1,613	1,281	25.9%
Selling, general and administrative expenses	572	488	17.2%	1,106	1,036	6.8%
Restructuring costs, net	5	8		10	10
Impairment of goodwill, intangibles and other assets	—	5		—	1,480
Operating income (loss)	305	163	87.1%	497	(1,245)	NM
Non-operating expenses:
Interest expense, net	65	71		132	134
Other (income) expense, net	(3)	(1)		(4)	11
Income (loss) before income taxes	243	93	NM	369	(1,390)	NM
Income tax provision (benefit)	46	15		83	(189)
Net income (loss)	$197	$78	NM	$286	$(1,201)	NM

Weighted average common shares outstanding:
Basic	425.4	424.2		425.1	424.0
Diluted	427.8	424.7		427.7	424.0
Earnings (loss) per share:
Basic	$0.46	$0.18		$0.67	$(2.83)
Diluted	$0.46	$0.18		$0.67	$(2.83)

Dividends per share	$0.23	$0.23		$0.46	$0.46

* NM - NOT MEANINGFUL

NEWELL BRANDS INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Amounts in millions)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$637	$981
Accounts receivable, net	1,717	1,678
Inventories	2,016	1,638
Prepaid expenses and other current assets	285	331
Total current assets	4,655	4,628
Property, plant and equipment, net	1,158	1,176
Operating lease assets	491	530
Goodwill	3,533	3,553
Other intangible assets, net	3,500	3,564
Deferred income taxes	857	838
Other assets	426	411
TOTAL ASSETS	$14,620	$14,700
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,577	$1,526
Accrued compensation	203	236
Other accrued liabilities	1,386	1,393
Short-term debt and current portion of long-term debt	610	466
Total current liabilities	3,776	3,621
Long-term debt	4,885	5,141
Deferred income taxes	436	414
Operating lease liabilities	433	472
Other noncurrent liabilities	1,079	1,152
Total liabilities	10,609	10,800

Stockholders' equity
Total stockholders' equity attributable to parent	3,986	3,874
Total stockholders' equity attributable to noncontrolling interests	25	26
Total stockholders' equity	4,011	3,900
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,620	$14,700

NEWELL BRANDS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Amounts in millions)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$286	$(1,201)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	166	176
Impairment of goodwill, intangibles and other assets	—	1,480
Deferred income taxes	(12)	(249)
Stock based compensation expense	26	18
Other, net	(1)	1
Changes in operating accounts:
Accounts receivable	(50)	138
Inventories	(386)	(145)
Accounts payable	54	71
Accrued liabilities and other	(7)	(157)
Net cash provided by operating activities	76	132
Cash flows from investing activities:
Capital expenditures	(114)	(94)
Acquisition of noncontrolling interests	(4)	—
Other investing activities, net	9	6
Net cash used in investing activities	(109)	(88)
Cash flows from financing activities:
Net payments of short-term debt	(1)	(26)
Net proceeds from issuance of debt	—	493
Payments on current portion of long-term debt	(94)	—
Payments on long-term debt	(6)	(18)
Cash dividends	(198)	(197)
Equity compensation activity and other, net	(35)	(13)
Net cash provided by (used in) financing activities	(334)	239
Exchange rate effect on cash, cash equivalents and restricted cash	(6)	(20)
Increase (decrease) in cash, cash equivalents and restricted cash	(373)	263
Cash, cash equivalents and restricted cash at beginning of period	1,021	371
Cash, cash equivalents and restricted cash at end of period	$648	$634
Supplemental disclosures:
Restricted cash at beginning of period	$40	$22
Restricted cash at end of period	11	15

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Three Months Ended June 30, 2021
	GAAP	Restructuring	Acquisition	Transaction	Non-GAAP
	Measure	and restructuring	amortization and	costs and	Measure
	Reported	related costs [1]	impairment [2]	other [3]	Normalized*
Net sales	$2,709	$—	$—	$—	$2,709
Cost of products sold	1,827	(2)	—	(1)	1,824
Gross profit	882	2	—	1	885
	32.6%				32.7%
Selling, general and administrative expenses	572	(1)	(19)	(8)	544
	21.1%				20.1%
Restructuring costs, net	5	(5)	—	—	—
Operating income	305	8	19	9	341
	11.3%				12.6%
Non-operating (income) expense	62	—	—	(3)	59
Income before income taxes	243	8	19	12	282
Income tax provision (benefit) [4]	46	2	4	(9)	43
Net income	$197	$6	$15	$21	$239

Diluted earnings per share **	$0.46	$0.01	$0.04	$0.05	$0.56

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 427.8 million shares for the three months ended June 30, 2021.
Totals may not add due to rounding.

[1] Restructuring and restructuring related costs of $8 million.
[2] Acquisition amortization costs of $19 million.
[3] Other charges of $6 million primarily related to fees for certain legal proceedings; $2 million loss on disposition of businesses; $2 million related to Argentina hyperinflationary adjustment; and $2 million of costs related to completed divestitures. Includes income tax benefit of $12 million related to difference in effective tax rate.
[4] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Three Months Ended June 30, 2020
	GAAP	Restructuring	Acquisition	Transaction	Non-GAAP
	Measure	and restructuring	amortization and	costs and	Measure
	Reported	related costs [1]	impairment [2]	other [3]	Normalized*
Net sales	$2,111	$—	$—	$—	$2,111
Cost of products sold	1,447	(2)	—	(2)	1,443
Gross profit	664	2	—	2	668
	31.5%				31.6%
Selling, general and administrative expenses	488	(7)	(24)	(4)	453
	23.1%				21.5%
Restructuring costs, net	8	(8)	—	—	—
Impairment of goodwill, intangibles and other assets	5	—	(5)	—	—
Operating income	163	17	29	6	215
	7.7%				10.2%
Non-operating expense	70	1	—	1	72
Income before income taxes	93	16	29	5	143
Income tax provision (benefit) [4]	15	2	4	(5)	16
Net income	$78	$14	$25	$10	$127

Diluted earnings per share **	$0.18	$0.03	$0.06	$0.02	$0.30

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 424.7 million shares for the three months ended June 30, 2020.
Totals may not add due to rounding.

[1] Restructuring and restructuring related costs of $16 million.
[2] Acquisition amortization costs of $24 million; $5 million of non-cash impairment charges related to the operating leases of Yankee Candle retail store business.
[3] Other charges of $3 million primarily related to fees for certain legal proceedings; $2 million of gain due to changes in fair market value of investments; $1 million related to Argentina hyperinflationary adjustment; $1 million due to a product recall; divestiture costs of $1 million primarily related to completed divestitures and loss on disposition of $1 million related to the sale of the Gaming business.
[4] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Six Months Ended June 30, 2021
	GAAP	Restructuring	Acquisition	Transaction	Non-GAAP
	Measure	and restructuring	amortization and	costs and	Measure
	Reported	related costs [1]	impairment [2]	other [3]	Normalized*
Net sales	$4,997	$—	$—	$—	$4,997
Cost of products sold	3,384	(7)	—	(2)	3,375
Gross profit	1,613	7	—	2	1,622
	32.3%				32.5%
Selling, general and administrative expenses	1,106	(4)	(40)	(11)	1,051
	22.1%				21.0%
Restructuring costs, net	10	(10)	—	—	—
Operating income	497	21	40	13	571
	9.9%				11.4%
Non-operating (income) expense	128	—	—	(4)	124
Income before income taxes	369	21	40	17	447
Income tax provision (benefit) [4]	83	5	8	(16)	80
Net income	$286	$16	$32	$33	$367

Diluted earnings per share **	$0.67	$0.04	$0.07	$0.08	$0.86

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 427.7 million shares for the six months ended June 30, 2021.
Totals may not add due to rounding.

[1] Restructuring and restructuring related costs of $21 million.
[2] Acquisition amortization costs of $40 million.
[3] Other charges of $9 million primarily related to fees for certain legal proceedings; $4 million related to Argentina hyperinflationary adjustment; $2 million loss on disposition of businesses and $2 million of costs related to completed divestitures. Includes income tax benefit of $20 million related to difference in effective tax rate.
[4] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Six Months Ended June 30, 2020
	GAAP	Restructuring	Acquisition	Transaction	Non-GAAP
	Measure	and restructuring	amortization and	costs and	Measure
	Reported	related costs [1]	impairment [2]	other [3]	Normalized*
Net sales	$3,997	$—	$—	$—	$3,997
Cost of products sold	2,716	(2)	—	(4)	2,710
Gross profit	1,281	2	—	4	1,287
	32.0%				32.2%
Selling, general and administrative expenses	1,036	(11)	(55)	(11)	959
	25.9%				24.0%
Restructuring costs, net	10	(10)	—	—	—
Impairment of goodwill, intangibles and other assets	1,480	—	(1,480)	—	—
Operating income (loss)	(1,245)	23	1,535	15	328
	(31.1)%				8.2%
Non-operating (income) expense	145	1	—	(3)	143
Income (loss) before income taxes	(1,390)	22	1,535	18	185
Income tax provision (benefit) [4]	(189)	3	233	(28)	19
Net income (loss)	$(1,201)	$19	$1,302	$46	$166

Diluted earnings (loss) per share **	$(2.83)	$0.04	$3.06	$0.11	$0.39

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 424.8 million shares for the six months ended June 30, 2020.
Totals may not add due to rounding.

[1] Restructuring and restructuring related costs of $22 million.
[2] Acquisition amortization costs of $55 million; $1.5 billion of non-cash impairment charges related to goodwill, other intangible assets and operating right of use assets.
[3] Other charges of $9 million primarily related to fees for certain legal proceedings; $3 million related to Argentina hyperinflationary adjustment; $2 million due to a product recall; divestiture costs of $2 million primarily related to completed divestitures; $1 million of loss due to changes in fair market value of investments and $1 million loss on pension settlement. Includes income tax expense of $20 million related to change in tax status of certain entities and $5 million of effects of adopting the Coronavirus Aid, Relief and Economic Security (“CARES”) Act.
[4] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
FINANCIAL WORKSHEET - SEGMENT REPORTING
(Amounts in millions)

	Three Months Ended June 30, 2021						Three Months Ended June 30, 2020						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized
		Operating	Operating	Normalized	Operating	Operating		Operating	Operating	Normalized	Operating	Operating	Net Sales		Operating Income
	Net Sales	Income (Loss)	Margin	Items [1]	Income (Loss)	Margin	Net Sales	Income (Loss)	Margin	Items [2]	Income (Loss)	Margin	$	%	$	%
COMMERCIAL SOLUTIONS	$493	$43	8.7%	$4	$47	9.5%	$413	$38	9.2%	$7	$45	10.9%	$80	19.4%	$2	4.4%
HOME APPLIANCES	394	13	3.3%	6	19	4.8%	330	6	1.8%	3	9	2.7%	64	19.4%	10	NM
HOME SOLUTIONS	525	53	10.1%	11	64	12.2%	384	29	7.6%	21	50	13.0%	141	36.7%	14	28.0%
LEARNING AND DEVELOPMENT	844	217	25.7%	2	219	25.9%	631	126	20.0%	3	129	20.4%	213	33.8%	90	69.8%
OUTDOOR AND RECREATION	453	48	10.6%	4	52	11.5%	353	24	6.8%	9	33	9.3%	100	28.3%	19	57.6%
CORPORATE	—	(69)	—%	9	(60)	—%	—	(60)	—%	9	(51)	—%	—	—%	(9)	(17.6)%
	$2,709	$305	11.3%	$36	$341	12.6%	$2,111	$163	7.7%	$52	$215	10.2%	$598	28.3%	$126	58.6%

[1]The three months ended June 30, 2021 normalized items consist of $19 million of acquisition amortization costs; $8 million of restructuring and restructuring-related charges; $6 million of fees for certain legal proceedings; $2 million of costs related to completed divestitures and $1 million related to Argentina hyperinflationary adjustment.
[2]The three months ended June 30, 2020 normalized items consist of $24 million of acquisition amortization costs; $17 million of restructuring and restructuring-related charges; $5 million of non-cash impairment charges related to the operating leases of Yankee Candle retail store business; $3 million of fees for certain legal proceedings; $1 million for product recall costs; $1 million of transaction-related costs and $1 million related to Argentina hyperinflationary adjustment.

*NM - NOT MEANINGFUL

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
FINANCIAL WORKSHEET - SEGMENT REPORTING
(Amounts in millions)

	Six Months Ended June 30, 2021						Six Months Ended June 30, 2020						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized Operating
		Operating	Operating	Normalized	Operating	Operating		Operating	Operating	Normalized	Operating	Operating	Net Sales		Income (Loss)
	Net Sales	Income (Loss)	Margin	Items [1]	Income (Loss)	Margin	Net Sales	Income (Loss)	Margin	Items [2]	Income (Loss)	Margin	$	%	$	%
COMMERCIAL SOLUTIONS	$964	$93	9.6%	$7	$100	10.4%	$826	$(234)	(28.3)%	$330	$96	11.6%	$138	16.7%	$4	4.2%
HOME APPLIANCES	754	16	2.1%	11	27	3.6%	591	(293)	(49.6)%	293	—	—%	163	27.6%	27	100.0%
HOME SOLUTIONS	1,029	114	11.1%	26	140	13.6%	761	(272)	(35.7)%	338	66	8.7%	268	35.2%	74	NM
LEARNING AND DEVELOPMENT	1,461	327	22.4%	6	333	22.8%	1,159	130	11.2%	85	215	18.6%	302	26.1%	118	54.9%
OUTDOOR AND RECREATION	789	63	8.0%	9	72	9.1%	660	(450)	(68.2)%	498	48	7.3%	129	19.5%	24	50.0%
CORPORATE	—	(116)	—%	15	(101)	—%	—	(126)	—%	29	(97)	—%	—	—%	(4)	(4.1)%
	$4,997	$497	9.9%	$74	$571	11.4%	$3,997	$(1,245)	(31.1)%	$1,573	$328	8.2%	$1,000	25.0%	$243	74.1%

[1]The six months ended June 30, 2021 normalized items consist of $40 million of acquisition amortization costs; $21 million of restructuring and restructuring-related charges; $9 million of fees for certain legal proceedings; $2 million of costs related to completed divestitures and $2 million related to Argentina hyperinflationary adjustment.
[2]The six months ended June 30, 2020 normalized items consist of $1.5 billion of impairment charges for goodwill, other intangible assets and operating right of use assets; $55 million of acquisition amortization costs; $23 million of restructuring and restructuring-related charges; $9 million of fees for certain legal proceedings; $2 million for product recall costs; $2 million of transaction-related costs and $2 million related to Argentina hyperinflationary adjustment.

*NM - NOT MEANINGFUL

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CORE SALES GROWTH BY SEGMENT

	Three Months Ended June 30, 2021				Six Months Ended June 30, 2021
	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]
COMMERCIAL SOLUTIONS	19.4%	—%	(2.8)%	16.6%	16.7%	—%	(1.9)%	14.8%
HOME APPLIANCES	19.4%	—%	(4.1)%	15.3%	27.6%	—%	(1.9)%	25.7%
HOME SOLUTIONS	36.7%	0.5%	(3.5)%	33.7%	35.2%	1.8%	(3.2)%	33.8%
LEARNING AND DEVELOPMENT	33.8%	0.7%	(2.9)%	31.6%	26.1%	1.4%	(2.4)%	25.1%
OUTDOOR AND RECREATION	28.3%	—%	(3.3)%	25.0%	19.5%	—%	(2.9)%	16.6%
TOTAL COMPANY	28.3%	0.3%	(3.2)%	25.4%	25.0%	0.8%	(2.5)%	23.3%

CORE SALES GROWTH BY GEOGRAPHY

	Three Months Ended June 30, 2021				Six Months Ended June 30, 2021
	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]
NORTH AMERICA	22.3%	0.4%	(0.9)%	21.8%	19.8%	1.1%	(0.7)%	20.2%
EUROPE, MIDDLE EAST, AFRICA	42.6%	—%	(13.4)%	29.2%	36.0%	—%	(11.8)%	24.2%
LATIN AMERICA	60.8%	—%	(5.5)%	55.3%	41.6%	—%	4.2%	45.8%
ASIA PACIFIC	34.4%	—%	(6.0)%	28.4%	38.7%	—%	(8.0)%	30.7%
TOTAL COMPANY	28.3%	0.3%	(3.2)%	25.4%	25.0%	0.8%	(2.5)%	23.3%

[1]"Core Sales” provides a consistent basis for year-over-year comparisons in sales as it excludes the impacts of acquisitions, completed divestitures, retail store openings and closings, changes in foreign currency.
[2]Divestitures include the exit of the North American distributorship of Uniball® products, current and prior period net sales from retail store closures (consistent with standard retail practice), disposition of the foamboards business and exit from Home Fragrance fundraising business.
[3]“Currency Impact” represents the effect of foreign currency on 2021 reported sales and is calculated by applying the 2020 average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to 2021 reported sales.
[4]Totals may not add due to rounding.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
NET DEBT TO NORMALIZED EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(Amounts in millions)

	June 30, 2021		December 31, 2020 [1]		June 30, 2020
NET DEBT RECONCILIATION:
Short-term debt and current portion of long-term debt	$610		$466		$402
Long-term debt	4,885		5,141		5,781
Gross debt	5,495		5,607		6,183
Less: Cash and cash equivalents	637		981		619
NET DEBT	$4,858		$4,626		$5,564

Income (loss) from continuing operations [2]	$717		$(770)		$(1,064)
Normalized items [2]	244		1,530		1,706
PROFORMA NORMALIZED INCOME (LOSS) FROM CONTINUING OPERATIONS	961		760		642

Proforma normalized income tax [2]	51		(10)		15
Interest expense, net [2]	272		274		279
Proforma normalized depreciation and amortization [2] [3]	246		245		242
Stock-based compensation [4]	49		41		39
NORMALIZED EBITDA	$1,579		$1,310		$1,217

NET DEBT TO NORMALIZED EBITDA FROM CONTINUING OPERATIONS LEVERAGE RATIO [5]	3.1	x	3.5	x	4.6	x
[1]For the twelve months ended December 31, 2020, refer to "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the twelve months ended December 31, 2020, on the Company’s Form 8-K furnished on February 12, 2021.
[2]For the trailing-twelve months ended June 30, 2021, refer to "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the three months ended September 30, 2020, December 31, 2020 and March 31, 2021 on the Company’s Forms 8-K furnished on October 30, 2020, February 12, 2021 and April 30, 2021, respectively. For the trailing-twelve months ended June 30, 2020, refer to "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the three months ended September 30, 2019, December 31, 2019 and March 31, 2020 on the Company’s Forms 8-K furnished on October 30, 2020, February 12, 2021 and April 30, 2021, respectively.
[3]For the trailing-twelve months ended June 30, 2021, Proforma normalized depreciation and amortization excludes the following items: (a) acquisition amortization expense of $84 million associated with intangible assets recognized in purchase accounting; (b) $17 million of accelerated depreciation costs associated with restructuring activities. Refer to "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the three months ended September 30, 2020, December 31, 2020 and March 31, 2021 on the Company’s Forms 8-K furnished on October 30, 2020, February 12, 2021 and April 30, 2021, respectively. For the trailing-twelve months ended June 30, 2020, Proforma normalized depreciation and amortization excludes the following items: (a) acquisition amortization expense of $121 million associated with intangible assets recognized in purchase accounting; (b) $33 million of accelerated depreciation costs associated with restructuring activities; (c) cumulative depreciation and amortization cost of $53 million related to the inclusion of the Commercial Business in continuing operations. Refer to "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the three months ended September 30, 2019, December 31, 2019 and March 31, 2021 on the Company’s Forms 8-K furnished on October 30, 2020, February 12, 2021, and April 30, 2021, respectively. Proforma Normalized depreciation and amortization excludes from GAAP depreciation and amortization for the twelve months ended December 31, 2020, the following items: (a) acquisition amortization expense of $99 million associated with intangible assets recognized in purchase accounting (b) accelerated depreciation and amortization costs of $13 million associated with restructuring activities. Refer to "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the twelve months ended December 31, 2020 for further information.
[4]Represents non-cash expense associated with stock-based compensation from continuing operations.
[5]The Net Debt to Normalized EBITDA from continuing operations ratio is defined as Net Debt divided by Normalized EBITDA from continuing operations. The Company's debt has certain financial covenants such as debt to equity ratio and interest coverage ratio; however the Net Debt to Normalized EBITDA from continuing operations leverage ratio is used by management as a liquidity measure and is not prescribed in the Company's debt covenants.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CORE SALES OUTLOOK

	Three Months Ending September 30, 2021			Twelve Months Ending December 31, 2021
Estimated net sales change (GAAP)	0%	to	3%	8%	to	10%
Deduct: Estimated currency impact [1] and divestitures [2], net	~ 0%	to	~ 0%	~ 1%	to	~ 0%
Core sales change (NON-GAAP)	0%	to	3%	7%	to	10%

[1]“Currency Impact” represents the effect of foreign currency on 2021 reported sales and is calculated by applying the 2020 average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to 2021 reported sales.
[2]Divestitures include the exit of the North American distributorship of Uniball® products, current and prior period net sales from retail store closures (consistent with standard retail practice), disposition of the foamboards business and exit from Home Fragrance fundraising business.